EXHIBIT 23.1


 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




 As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1998, except with respect to the matters discussed in
 Note 14, as to which the date is March 2, 1998, included in Sunbeam Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


 ARTHUR ANDERSEN LLP


 Fort Lauderdale, Florida
      May 7, 1998